UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 19, 2010 (January 19, 2010)
Travelport Limited
(Exact name of Registrant as specified in its charter)

Bermuda	333-141714	98-0505100
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification Number)
405 Lexington Avenue
New York, NY 10174
(Address of principal executive
office)
Registrant’s telephone number, including area code (212) 915-9150
N/A
(Former name or former address if changed since last
report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
In connection with the proposed offering described below, Travelport anticipates disclosing to prospective investors certain information that has not been previously reported which information is set forth below.
Recent Developments
Signs of recovery for the GDS industry emerged during the fourth quarter of 2009. GDS-processed air segments for November and December 2009 increased by 11% and 14%, respectively, compared to the same months in 2008, with three-month rolling averages for November and December 2009 up 5% and 10%, respectively, on a year-on-year basis. GDS-processed air segments in 2009 declined by 5% compared to 2008, from 1,021 million to 965 million; however, much of this decline was concentrated in the first half of 2009, when segments declined on a year-on-year basis in the first and second quarters by 13% and 12%, respectively. This decline slowed in the third quarter to 2% before GDS-processed air segments rebounded significantly in the fourth quarter by 10% on a year-on-year basis. Travelport’s total segments (including GDS processed air segments, other air segments and land and sea segments) increased 10% in December 2009, compared to the same month in 2008, and 5% in the fourth quarter of 2009 on a year-on-year basis. During the fourth quarter, we continued to represent 29% of GDS-processed air segments globally.
The increase in our GDS-processed air segments during the fourth quarter was driven by growth in bookings attributable to our OTA suppliers and a turnaround in corporate travel volumes. November and December 2009 OTA volumes averaged 18% and 13% higher, respectively, than the same months in 2008. Our global accounts also returned to growth year-on-year in the fourth quarter, with monthly volumes in November and December 2009 increasing by 1% and 4%, respectively.
The GTA business also improved during the fourth quarter of 2009, with TTV for the months of November and December 2009 increasing by 12% and 15% compared to the same months in 2008, and by 9% for the quarter compared to the fourth quarter in 2008. Room nights, which fell by 15% during the nine months ended 30 September 2009 compared to the same period in 2008, declined by 1% for the fourth quarter in 2009 compared to the same period in 2008. Improvement in the GTA business was driven by growth in the wholesale and retail channels, GTA’s two key leisure segments, partially offset by a decline in sales attributable to Orbitz Worldwide as it shifts to sourcing more of its own travel content.
Profit Estimate
The Company estimates that Adjusted EBITDA and loss before taxes for the year ended December 31, 2009 will be approximately $631 million and $(775) million, respectively. The loss before taxes reflects the $833 million non-cash impairment charge taken in the three months ended September 30, 2009 relating to the goodwill and other intangible assets for the Company’s GTA business. Adjusted EBITDA is defined as earnings before interest, tax, depreciation and amortisation adjusted to exclude the impact of purchase accounting, impairment of goodwill and intangible assets, expenses incurred in conjunction with Travelport’s separation from Cendant, expenses incurred to acquire and integrate Travelport’s portfolio of businesses, costs associated with Travelport’s restructuring efforts and development of a global on-line travel platform, non-cash equity-based compensation, and other adjustments made to exclude expenses management views as outside the normal course of operations. Adjusted EBITDA is a non-GAAP financial measure and the corresponding prospective GAAP measure has not been determined.

Capital Raise
The Travelport group expects to raise approximately $2 billion through the issuance of new shares. This comprises $1.775 billion under the offering described below and $225 million from the Government of Singapore Investment Corporation (“GIC”). Upon completion of the proposed initial public offering, Travelport will apply the funds received from GIC, together with the net proceeds of the offering, to reduce the Travelport group’s outstanding indebtedness.
GIC has invested, pursuant to an agreement signed in December 2009, $225 million in Travelport’s current ultimate parent company, TDS Investor (Cayman) L.P. (“TDS Cayman”), which will result in GIC owning a 7.19% shareholding in the Travelport group upon the completion of its proposed initial public offering. GIC’s investment in TDS Cayman is in the form of notes that are mandatorily exchangeable for shares upon the completion of the proposed initial public offering. GIC has agreed, subject to certain exceptions, not to dispose of any shares acquired through this investment for a period of 180 days from the date of completion of the proposed initial public offering, in line with the lock-up arrangements to be put in place with the Company’s other indirect principal shareholders.
The information in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
Item 8.01 Other Events.
On January 19, 2010, Travelport Holdings (Jersey) Limited (to be re-registered as a public limited company and renamed Travelport plc), which is anticipated to become the parent company of Travelport Limited, issued a press release announcing that it proposes to make an unregistered offering of shares within the United States in connection with an initial public offering of shares to institutions in the United Kingdom and eligible institutional investors internationally. The offering is intended to raise $1.775 billion, the net proceeds of which will be used to reduce indebtedness of the Travelport group, including Travelport Limited.
The offering is expected to close in the first quarter of 2010, subject to market and other customary conditions. There can be no assurances that any such offering will be consummated or completed.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	Press Release, dated January 19, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED
By:	/s/ Eric J. Bock
Eric J. Bock
Executive Vice President, Chief Administrative Officer and General Counsel

Date: January 19, 2010

TRAVELPORT LIMITED
CURRENT REPORT ON FORM 8-K
Report Dated January 19, 2010 (January 19, 2010)
EXHIBIT INDEX

99.1	Press Release, dated January 19, 2010.